SELLING AGREEMENT

        We at ALPS Distributors, Inc. (the "Distributor") invite you, _________________________________________ to distribute shares of Accessor
Funds, Inc. ("Accessor Funds"), a registered open-end investment management company currently offering the Funds set forth on Schedule A, as may be amended from time to time (each a "Fund" and collectively, the "Funds") attached hereto and incorporated herein by reference. We may periodically change the list of Accessor Funds by giving you written notice of the change. We are the Accessor Funds' principal underwriter and, as agent for the Accessor Funds, we offer to sell Accessor Funds shares to you on the following terms and conditions:

1. Certain Defined Terms. As used in this Agreement, the term "Prospectus" means the applicable Accessor Funds' prospectus and related statement of additional information, whether in paper format or electronic format, included in the Accessor Funds' then currently effective registration statement (or post-effective amendment thereto), and any information that we or the Accessor Funds may issue to you as a supplement to such prospectus or statement of additional information (a "sticker"), all as filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933.

2.     Purchases of Accessor Funds Shares for Sale to Customers.

     (a) You are hereby appointed as a non-exclusive selling agent of the Accessor Funds during the term herein specified for the purpose of finding acceptable investors for Accessor Funds shares as described herein. Subject to the performance by the Distributor of our obligations to be performed hereunder and to the completeness and accuracy in all material respects of all the representations and warranties of Accessor Funds contained herein, you hereby accept such agency and agrees on the terms and conditions set forth herein and in each Accessor Funds' Prospectus to use reasonable efforts during the term hereof to find acceptable investors for Accessor Funds shares and to provide ongoing services to such investors for the duration of their investments in the Accessor Funds. It is understood that you have no commitment with regard to the sale of the Accessor Funds shares other than to use reasonable efforts. It is understood that your agreement to use reasonable efforts to find acceptable investors for Accessor Funds shares shall not prevent you from acting as a selling agent or underwriter for the securities of other issuers that may be offered or sold during the term hereof. Your agency relationship with the Distributor hereunder shall continue until the termination of this Agreement. Any sales of Accessor Funds shares made prior to the date hereof by you shall be deemed made pursuant to this Agreement.

     (b) In offering and selling Accessor Funds shares to your customers, you agree to act as dealer for your own account and in no transaction shall you have any authority to act or hold yourself out as agent for us, or any Accessor Funds.

     (c) You agree to offer and sell Accessor Funds shares to your customers only at the applicable public offering price, giving effect to cumulative or quantity discounts or other purchase programs, plans or services described in the applicable Prospectus. You agree to deliver or cause to be delivered to each customer, at or prior to the time of any purchase of shares, a copy of the then current Prospectus (including any supplements thereto), and to each customer who so requests, a copy of the then current statement of additional information (including any stickers thereto).

     (d) You agree to purchase Accessor Funds shares from the Distributor or from your customers. If you purchase from the Distributor, you agree that all such purchases shall be made only: (a) to cover orders already received by you from your customers; (b) for shares being acquired by your customers pursuant to either the exchange privilege or the reinvestment privilege, as described in the then current Prospectus of the Accessor Funds; (c) for your own bona fide investment; or (d) for investments by any IRS qualified pension, profit sharing or other trust established for the benefit of your employees or for investments in Individual Retirement Accounts established by your employees, and if you so advise us in writing prior to any sale of Accessor Funds shares pursuant to this subparagraph (d), you agree to waive all your dealer concessions to all sales of Accessor Funds shares pursuant to this subparagraph (d). If you purchase shares from your customers, you agree not to purchase any Accessor Funds shares from your customers at a price lower than the applicable redemption price, determined in the manner described in the Prospectus. You shall not withhold placing customers' orders for Accessor Funds shares so as to profit yourself as a result of such withholding (e.g., by virtue of a change in a Accessor Funds' net asset value from that used in determining the offering price to your customers).

     (e) We will accept your purchase orders only at the public offering price applicable to each order, as determined in accordance with the Prospectus. We will not accept from you a conditional order for Accessor Funds shares. All orders are subject to acceptance or rejection by us in our sole discretion. We reserve the right in our discretion, and without notice to you, to suspend sales or to withdraw the offering of Accessor Funds shares, in whole or in part, or to make a limited offering of Accessor Funds shares. The minimum and maximum dollar amounts for purchase of Accessor Funds shares (and any classes thereto) for any shareholder shall be the applicable minimum or maximum amount described in such Accessor Funds' then-current Prospectus and no order for less or more than, as the case may be, such amount will be accepted hereunder.

     (f) The placing of orders with us will be governed by instructions that we will periodically issue to you. You must pay for Accessor Funds shares in federal funds in accordance with such instructions, and we must receive your payment on or before the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934. If we do not receive your payment on or before such settlement date, we may, without notice, cancel the sale, or, at our option, sell the shares that you ordered back to the issuing Accessor Funds, and we may hold you responsible for any loss suffered by us or the issuing Accessor Funds as a result of your failure to make payment as required.

     (g) You agree to use the application provided with the Prospectus as the means of placing a customer's order except for accounts opened or maintained pursuant to the Networking system of the National Securities Clearing Corporation ("NSCC"). The application will be reviewed by the Distributor or Accessor Funds to determine that all information necessary to issue the Accessor Funds shares has been entered. You hereby certify that all of your customers' taxpayer identification numbers ("TIN") or social security numbers ("SSN") furnished to the Distributor or Accessor Funds by you are correct and that the Distributor or Accessor Funds will not open an account without you providing us with the customer's TIN or SSN.

     (h) You will comply with all applicable state and federal laws and with the rules and regulations of authorized regulatory agencies thereunder. You will not offer shares of any Accessor Funds for sale unless such shares are duly registered under the applicable state and federal laws and the rules and regulations thereunder.

     (i) Any transaction in Accessor Funds shares shall be effected and evidenced by book-entry on the records maintained by the transfer agent of the Accessor Funds. A confirmation statement evidencing transactions in Accessor Funds shares will be transmitted to you by the transfer agent.

3.       Account Options.

     (a) You may appoint the transfer agent for the Accessor Funds as your agent to execute customers' transactions in Accessor Funds shares sold to you by us in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each such transaction to your customers on your behalf, and at the time of the transaction you guarantee the legal capacity of your customers so transacting in such shares and any co-owners of such shares.

     (b) Unless otherwise instructed by the Distributor or the Accessor Funds' transfer agent, you may instruct the Accessor Funds' transfer agent to register shares purchased in your name and account as nominee for your customers, in which event all Prospectuses, proxy statements, periodic reports and other printed material will be sent to you and all confirmations and other communications to shareholders will be transmitted to you. You shall be responsible for forwarding such printed material, confirmations and communications, or the information contained therein, to all customers for whom you hold such shares as nominee. However, the Accessor Funds' transfer agent, or the Accessor Funds shall be responsible for the reasonable costs associated with your forwarding such printed material, confirmations and communications and shall reimburse you in full for such costs. You shall also be responsible for complying with all reporting and tax withholding requirements with respect to the customers for whose account you are holding such shares. With respect to customers other than such customers, you shall provide us with all information (including, without limitation, certification of taxpayer identification numbers and back-up withholding instructions) necessary or appropriate for us to comply with legal and regulatory reporting requirements.

     (c) Accounts opened or maintained pursuant to the Networking system of NSCC will be governed by applicable NSCC rules and procedures and any agreement or other arrangement with us relating to Networking.

4.       Your Compensation.

     (a) Your concession, if any, on your sales of Accessor Funds shares will be as provided in the Prospectus or in the applicable schedule of concessions issued by us and in effect at the time of our sale to you. Upon written notice to you, we, or any Accessor Funds, may change or discontinue any schedule of concessions, or issue a new schedule. You may be deemed to be an underwriter in connection with sales by you of shares of the Accessor Funds where you receive all or substantially all of the sales charge as set forth in the Accessor Funds' Prospectus, and therefore you may be subject to applicable provisions of the Securities Act of 1933. Compensation paid pursuant to a Rule 12b-1 Plan for the sale of certain classes of Accessor Funds shares is described below and in the respective Accessor Funds' Prospectus.

     (b) The Distributor is entitled to a contingent deferred sales charge ("CDSC") on redemptions of applicable Classes of shares of the Accessor Funds, as described in the then-current Prospectus. You agree that you will sell shares subject to a CDSC that are to be held in omnibus accounts only if you are a Networking participant with the NSCC and if such accounts are established pursuant to a Networking Agreement.

     (c) In the case of a Accessor Funds or class thereof which has adopted a Distribution and Service Plan (a "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"), we may elect from time to time to make payments to you as provided under such Plan for providing (i) personal services to investors and/or services related to the maintenance of shareholder accounts and (ii) distribution and marketing services in the promotion of Accessor Funds shares. Any such payments shall be made in the amount and manner set forth in the applicable schedule of distribution and service payments issued by us and then in effect or as set forth in the Prospectus. Such schedule of distribution and service payments may be discontinued or changed by us from time to time and shall be in effect with respect to a Accessor Funds which has a Plan only so long as such Accessor Funds' Plan remains in effect. In the case of a Accessor Funds or class thereof that has no currently effective Plan, we may, to the extent permitted by applicable law, elect to make payments to you from our own funds.

     (d) You shall furnish to the Distributor or Accessor Funds, on behalf of the Accessor Funds, with such information in writing as shall reasonably be requested by the Accessor Funds' Board of Directors with respect to the fees paid to you pursuant to this paragraph 4.

     (e) In the event that Rule 2830 of the National Association of Securities Dealers (the "NASD") Conduct Rules precludes any Accessor Funds or class thereof from imposing, or us from receiving, a sales charge (as defined in that Rule) or any portion thereof, then you shall not be entitled to any payments from us hereunder from the date that the Accessor Funds or class thereof discontinues or is required to discontinue imposition of some or all of its sales charges. If the Accessor Funds or class thereof resumes imposition of some or all of its sales charge, you will be entitled to payments hereunder on the same terms as the Accessor Funds extends to us.

     (f) The Distributor may discontinue paying compensation to you if, at any time, (i) you are not appropriately registered in all capacities necessary to receive such compensation or (ii) you breach any representation, warranty or covenant contained in this Agreement, as determined by the Distributor in our sole discretion. Notwithstanding the foregoing, you shall not be entitled to any compensation in respect of a sale to any investor if the Distributor determines that another authorized selling agent of the Distributor is primarily responsible for or should otherwise be credited with such sale. In making this determination, the Distributor will endeavor to act fairly. Any dispute regarding compensation shall be conclusively resolved by the Distributor.

     (g) If, within seven business days after confirmation by us of your original purchase order for shares of a Accessor Funds, such shares are repurchased by the issuing Accessor Funds or by us for the account of such Accessor Funds or are tendered for redemption by the customer, you shall forthwith refund to us the full discount retained by you on the original sale and any distribution and service payments made to you. You shall refund to the Accessor Funds immediately upon receipt the amount of any dividends or distributions paid to you as nominee for your customers with respect to redeemed or repurchased Accessor Funds shares to the extent that the proceeds of such redemption or repurchase may include the dividends or distributions payable on such shares. You shall be notified by us of such repurchase or redemption within ten days of such repurchase or redemption. Delivery to the Accessor Funds' transfer agent is delivery to the Accessor Funds.

     (h) The provisions of the Distributor's Distribution Agreement between the Accessor Funds and the Distributor, insofar as they relate to the Plan, are incorporated herein by reference. The provisions of this paragraph 4 relating to the Plan shall continue in full force and effect only so long as the continuance of the Plan and this Agreement and these provisions are approved at least annually by a vote of the Accessor Funds' Board of Directors, including a majority of the Accessor Funds' Board of Directors who are not interested persons of the Accessor Funds and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, cast in person at a meeting called for the purpose of voting thereon.

     (i) The provisions of this Paragraph 4 may be terminated by the vote of a majority of the Accessor Funds' Board of Directors who are not interested persons of the Accessor Funds and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, or by a vote of a majority of each applicable Accessor Funds' outstanding shares, on sixty (60) days' written notice, without payment of any penalty. Such provisions will be terminated also by any act that terminates this Agreement and shall terminate automatically in the event of the assignment (as that term is defined in the Act) of this Agreement.

          After the effective date of any change in or discontinuance of any schedule of concessions, distribution payments, or service payments, or the termination of a Plan, any concessions, distribution payments, or service payments will be allowable or payable to you only in accordance with such change, discontinuance, or termination. You agree that you will have no claim against us or any Accessor Funds by virtue of any such change, discontinuance, or termination. In the event of any overpayment by us of any concession, distribution payment, or service payment, you will remit such overpayment.

     (j)  The substantive provisions of subsections 4(c) through 4(i) of this
          Section 4 have been adopted pursuant to Rule 12b-1 under the Act by the Investor Class and C Class shares of the Accessor Funds, under their respective Plan.

5.       Status as Registered Broker/Dealer.

     (a) You represent that you are and will remain a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and agree to abide by all of its rules and regulations including its Rules of Conduct. You further agree to comply with all applicable state and federal laws and rules and regulations of regulatory agencies having jurisdiction. Reference is hereby specifically made to Section 2830 of the Conduct Rules of the NASD, which is incorporated herein by reference. The termination of your membership in the NASD or any breach of said Section 2830 will immediately and automatically terminate this Agreement. You further represent that you are qualified to act as a broker/dealer in the states where you transact business. You further agree that, in making any sales to purchasers within the United States of securities acquired from the Distributor or the Accessor Funds, you will conform to the provisions of paragraphs (a) and (b) of Rule 2420 of the NASD's Conduct Rules.

     (b) You represent that you and all of your personnel involved in the activities contemplated hereunder have all governmental, regulatory and self-regulatory registrations, approvals, memberships and licenses required to perform your obligations under this Agreement and to receive compensation therefore and you will maintain all such registrations, approvals, memberships and licenses during the term of this Agreement and for such time as you shall receive compensation hereunder.

     (c) Nothing in this Agreement shall cause you to be our partner, employee, or agent, or give you any authority to act for us or for any Accessor Funds. Neither we nor the Accessor Funds shall be liable for any of your acts or obligation as a dealer under this Agreement.

6.       Information Relating to the Accessor Funds.

     (a) No person is authorized to make any representations concerning Accessor Funds shares except those contained in such Accessor Funds' Prospectus, and in buying shares from us or selling shares to us hereunder, you shall rely solely on the representations contained in the Prospectus. Upon your request, we will furnish you with a reasonable number of copies of the Accessor Funds' current prospectuses or statements of additional information or both (including any stickers thereto).

     (b) You may not use any sales literature or advertising material (including material disseminated through radio, television or other electronic media) concerning Accessor Funds shares, other than the Accessor Funds' Prospectuses or such printed information that is given to you by us without obtaining our prior written approval. You shall not distribute or make available to investors any printed information furnished by us which is marked "FOR BROKER/DEALER USE ONLY" or "FOR INVESTMENT PROFESSIONAL USE ONLY" or which otherwise indicates that it is confidential or not intended to be distributed to investors.

7. Indemnification. Each party ("indemnifying party") will indemnify and hold the other party and its directors, officers, employees and agents ("indemnified party") harmless from any claim, demand, loss, expense (including reasonable attorney's fees), or cause of action resulting from the willful misconduct or negligence, as measured by industry standards, of the indemnifying party, its agents and employees, in carrying out its obligations under this Agreement. Such indemnification will survive the termination of this Agreement.

8. Term. This Agreement, with respect to any Plan, will continue in effect for one year from its effective date, and thereafter will continue automatically for successive annual periods; provided, however, that such continuance is subject to termination at any time without penalty if a majority of a Accessor Funds' Trustees who are not interested persons of the Accessor Funds (as defined in the 1940 Act), or a majority of the outstanding shares of the Accessor Funds, vote to terminate or not to continue a Plan. This Agreement, other than with respect to a Plan, will continue in effect from year to year after its effective date, unless terminated as provided herein.

9. Amendment and Termination of Agreement. We may change or amend any provision of this Agreement by giving you written notice of the change or amendment. Either party to this Agreement may terminate the Agreement without cause by giving the other party at least thirty (30) days written notice of its intention to terminate. This Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

10. Arbitration. In the event of a material dispute under this Agreement, such dispute shall be settled by arbitration before arbitrators sitting in Denver, Colorado in accordance with the NASD's Code of Arbitration Procedure in effect at the time of the dispute. The arbitrators shall act by majority decision, and their award may allocate attorneys' fees and arbitration costs between us. Their award shall be final and binding between us, and such award may be entered as a judgment in any court of competent jurisdiction.

11. Notices. All notices required or permitted to be given under this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, or by facsimile or a similar means of same day delivery (with a confirming copy by mail). All notices to us shall be given or sent to us at our offices located at 370 17th Street, Suite 3100, Denver, Colorado 80202, Attn: General Counsel. All notices to you shall be given or sent to you at the address specified by you below. Each of us may change the address to which notices shall be sent by giving notice to the other party in accordance with this paragraph.

12. Miscellaneous. This Agreement shall become effective as of the date when it is accepted and dated below by us. This Agreement shall be construed in accordance with the laws of the state of Colorado. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement supersedes and cancels any prior agreement between us, whether oral or written, relating to the sale of shares of the Accessor Funds or any other subject covered by this Agreement. Failure of either party to terminate this Agreement upon the occurrence of an event set forth in this Agreement as a cause for termination shall not constitute a waiver of the right to terminate this Agreement at a later time on account of such occurrence. The termination of this Agreement with respect to any one Accessor Funds will not cause its termination with respect to any other Accessor Funds.

13. Anti-Money Laundering Program. Notwithstanding any thing to the contrary in this Selling Agreement, you represent that you: (i) have developed, implemented and maintain anti-money laundering policies that comply with the USA PATRIOT Act of 2001, as amended and applicable Federal anti-money laundering regulations, including steps to verify prospective shareholder identity ("AML Laws, Regulations and Policies"); (ii) comply with AML Laws, Regulations and Policies; (iii) will promptly deliver to the Distributor or Accessor Funds' designated Money Laundering Reporting Officer any AML Laws, Regulations and Policy violation, suspicious activity, suspicious activity investigation or filed Suspicious Activity Report that relates to any prospective shareholder of the Accessor Funds, and (iii) will cooperate with the Distributor and Accessor Funds and deliver information reasonably requested by the Distributor or Accessor Funds concerning shareholders that purchased Accessor Funds shares sold by you necessary for the Distributor and the Accessor Funds to comply with AML Laws, Regulations and Policies.

       You agree to furnish the Distributor or Accessor Funds with the following information, as applicable: (1) a copy of the policies and procedures governing your AML Program as in effect on the date hereof, and any material amendment thereto promptly after the adoption of any such amendment; (2) a copy of any deficiency letter sent by any federal examination authorities concerning your AML Program; (3) a copy of the certifications necessary for you to share suspicious activity or transaction information with us; (4) no less frequently than annually, a copy of any audit prepared with respect to your AML Program; and (5) any information reasonably requested by the Distributor or Accessor Funds to assist with compliance with applicable anti-money laundering requirements.

       You acknowledge that the Distributor or Accessor Funds may reject or refuse orders for the sale of Accessor Funds shares with respect to customers for which you serve as nominee if you have not adopted and do not implement anti-money laundering policies and procedures as required by AML Rules and Regulations.

14. Regulation S-P. In accordance with Regulation S-P, if non-public personal information regarding shareholders is disclosed to the either party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement. Any privacy notice that you deliver to Accessor Funds customers will comply with Title V of the Gramm-Leach-Blilely Act and Regulations S-P, as each may be amended, and will notify customers that nonpublic personal information may be provided to financial service providers such as security broker-dealers or investment companies and as permitted by law.


                                                          Very truly yours,

Dated as of:
              ----------------                            ALPS DISTRIBUTORS, INC.


                                                          By:
                                                             ------------------------------------
                                                          Name:
                                                               ----------------------------------
                                                          Title:
                                                                 --------------------------------


ACCEPTED AND AGREED:

-----------------------------------------------
        Firm

By:
   --------------------------------------------
Name:
     ------------------------------------------
Title:
      -----------------------------------------

Address:
        ---------------------------------------

-----------------------------------------------

-----------------------------------------------

NSCC Dealer #                                             Fax Number:
              ---------------------------------                      ----------------------------

NSCC Dealer Alpha Code                                    Date:
                       ------------------------                --------------------

NSCC Clearing #                                           Mutual Fund Coordinator/
                -------------------------------           Primary Contact:

Phone Number:
              ---------------------------------           ---------------------------------------


                                   Schedule A
                                December 30, 2002

Investor Class or Class C shares of the following open-end investment companies of Accessor Funds, Inc. are available for distribution pursuant to this
Agreement:

Accessor Growth Fund
Accessor Value Fund
Accessor Small to Mid Cap Fund
Accessor International Equity Fund
Accessor Intermediate Fixed-Income Fund
Accessor Short-Intermediate Fixed-Income Fund
Accessor Mortgage Securities Fund
Accessor High Yield Bond Fund
Accessor U.S. Government Money Fund
Accessor Income Allocation Fund
Accessor Income and Growth Allocation Fund
Accessor Balanced Allocation Fund
Accessor Growth and Income Allocation Fund
Accessor Growth Allocation Fund
Accessor Aggressive Growth Allocation Fund

                         SELLING AGREEMENT FEE SCHEDULE
                            (as of December 30, 2002)

NAME OF FUND                                         ANNUAL SELLING AGENT
                                                         COMPENSATION

================================================================================

Accessor Growth Fund
         Advisor Class                                      0.00%
         Investor Class                                     0.25%
         Class C                                            1.00%
Accessor Value Fund
         Advisor Class                                      0.00%
         Investor Class                                     0.25%
         Class C                                            1.00%
Accessor Small to Mid Cap Fund
         Advisor Class                                      0.00%
         Investor Class                                     0.25%
         Class C                                            1.00%
Accessor International Equity Fund
         Advisor Class                                      0.00%
         Investor Class                                     0.25%
         Class C                                            1.00%
Accessor Intermediate Fixed-Income Fund
         Advisor Class                                      0.00%
         Investor Class                                     0.25%
         Class C                                            1.00%
Accessor Short-Intermediate Fixed-Income Fund
         Advisor Class                                      0.00%
         Investor Class                                     0.25%
         Class C                                            1.00%
Accessor Mortgage Securities Fund
         Advisor Class                                      0.00%
         Investor Class                                     0.25%
         Class C                                            1.00%
Accessor High Yield Bond Fund
         Advisor Class                                      0.00%
         Investor Class                                     0.25%
         Class C                                            1.00%
Accessor U.S. Government Money Fund
         Advisor Class                                      0.00%
         Investor Class                                     0.25%
         Class C                                            0.50%
Accessor Income Allocation Fund
         Advisor Class                                      0.00%
         Investor Class                                     0.25%
         Class C                                            1.00%
Accessor Income and Growth Allocation Fund
         Advisor Class                                      0.00%
         Investor Class                                     0.25%
         Class C                                            1.00%
Accessor Balanced Allocation Fund
         Advisor Class                                      0.00%
         Investor Class                                     0.25%
         Class C                                            1.00%
Accessor Growth and Income Allocation Fund
         Advisor Class                                      0.00%
         Investor Class                                     0.25%
         Class C                                            1.00%
Accessor Growth Allocation Fund
         Advisor Class                                      0.00%
         Investor Class                                     0.25%
         Class C                                            1.00%
Accessor Aggressive Growth Allocation Fund
         Advisor Class                                      0.00%
         Investor Class                                     0.25%
         Class C                                            1.00%



ALPS Distributors, Inc. shall pay you a fee based on the average daily net assets throughout the monthly. Such fee shall be computed daily and paid monthly. The determination of daily net assets shall be made at the close of each business day throughout the month and computed in the manner specified in the Fund's then-current Prospectus for the determination of the net asset value of shares of the Fund. You hereby acknowledge that you will not receive any or all of the Distribution and Service Fee payable hereunder for Class C shares upon initial purchase of such shares, and any shareholder purchasing Class C shares from you shall be subject to the Funds' CDSC policies as described in the Funds' Prospectus. The Distributor or Accessor Capital may, at any time, waive all or a portion of the service and/or distribution fee paid by any class of any Fund, subject to the Distribution and Service Plan of such Class. Such waiver may be increased, decreased or terminated at any time in the discretion of the Distributor. Any such waiver shall be described in the relevant Fund's Prospectus.